UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of United States Steel Corporation on March 4, 2024:

From: Office of the CEO Bcc: "MassEmail-CorpComm-ActiveUSNonUnionEmps@uss.com"; "MassEmail-CorpComm-ActiveUSUnionEmps@uss.com"; MassEmailCorpCommBigRiverSteel@uss.com; Office of the CEO Subject: The Facts About NSC and the USW Date: Monday, March 4, 2024 8:29:00 AM Attachments: image001.png TO: U.S.-based employees DATE: March 4, 2024 Dear Colleagues, You may have seen a recent letter from the USW about our pending transaction with Nippon Steel Corporation (NSC), in particular, a letter that NSC sent to the USW regarding NSC’s commitments under our union contracts and to our unionized employees. We continue to believe that the transaction will be a great outcome for you and your families, as well as our company, our communities, and our country, and want you to have the most accurate information. You can find the NSC letter on our site bestdealforamericansteel.com, and we want to clarify the record. Here are the facts: 1. NSC has recognized the USW as the bargaining representative for the USW-represented employees of U. S. Steel and assumed all USW agreements, including the BLA, effective as of the closing. Furthermore, to support these undertakings, NSC, which has a market capitalization of over $23 billion and an investment-grade credit rating, has assured the USW that it has the financial wherewithal to ensure that U. S. Steel will continue to honor all commitments in all USW agreements as applied to the USW-represented employees at U. S. Steel, including the BLA and pension, health and welfare plans, and agreements. 2. U. S. Steel will continue to be bound by the BLA. USW-represented members will continue receiving their paychecks, profit sharing, and benefits from U. S. Steel, pursuant to the BLA. As noted, USW members are well positioned to benefit from the support of a much larger organization and enhanced creditworthiness from NSC’s investment-grade credit ratings. 3. NSC has committed to honoring the BLA between U. S. Steel and the USW and recognized the USW as the bargaining representative for USW-represented employees. The NSC letter confirmed that NSC will assume the obligations under the BLA and all other agreements with the USW. NSC has also committed that no layoffs will occur as a result of this transaction. 4. NSC plans to invest capital in U. S. Steel. This investment will bring additional resources and expertise to support investment in American-made steel especially to our blast furnace operations and our vital electric steel capabilities. These new capital and technological advances will create new opportunities for U. S. Steel’s workforce and increase the competitiveness of the American steel industry. 5. NSC has been operating in the United States for almost 40 years. It has locations in six states and a proven record of operating and investing in steel mill facilities in America. In fact, they already employ approximately 620 USW-represented employees in the United States. 6. NSC’s U.S. operations are subject to the same strict laws and regulations as all other companies operating in the United States. Nothing will change in this regard at U. S. Steel. 7. There will be no changes to the way U. S. Steel profitability is measured, how profit sharing is calculated or how information will be shared with the USW. 8. Retirement assets for employees are secure. U. S. Steel’s defined benefit pension plan is currently funded. No additional company contributions are expected for at least the next five years. In addition, the Voluntary Employee Benefit Association (VEBA), which covers retiree healthcare, is currently over funded and no additional contributions are planned or necessary. U. S. Steel will continue to make its contractual and legally required contributions to the Steelworkers Pension Trust (SPT), as it has been doing since 2003. 9. This transaction will deliver clear benefits to U. S. Steel’s stakeholders. Specifically, the transaction will enable U. S. Steel to: Incorporate cutting-edge NSC technologies to create the best steelmaker with world-leading capabilities; Retain our iconic name, brand and headquarters in Pittsburgh, PA and protect corporate jobs in the area; Accelerate innovation, decarbonization, and digitization at U. S. Steel, which will lead to new opportunities for U. S. Steel employees; Unlock more for our customers through expanded capabilities, value, and innovation and a global platform; Create growth to deliver enhanced profitability and long-term value; and Remain a productive member of the communities in which we work and live. We are pleased that the Committee on Foreign Investment in the United States (CFIUS) will give this transaction "serious scrutiny." We are confident the review will confirm that this transaction strengthens national security, challenges Chinese steel dominance, and creates investments to protect and create jobs with steel that is mined, melted, and made in the USA. We will continue to keep you informed and will share important developments. Thank you, as always, for putting safety first and for adhering to our S.T.E.E.L. Principles. Together with Nippon Steel, we will build the world’s best steel company. Now let’s get back to work … safely. Best, Dave

The following materials were first displayed by United States Steel Corporation on digital screens in the company’s facilities on March 4, 2024:	The Facts About Our Transaction with Nippon Steel Read a new message from Dave Burritt detailing some facts about Nippon Steel and the United Steelworkers.

The following materials were first posted by United States Steel Corporation to its internal company news application, X App, on March 4, 2024:

3.4.24 8:30 AM ET 1 USS Associate Letter re: USW Letter 2 Version posted to X App platform for employees 3 4 Date & time posted: March 4, 2024, 8:30 a.m. Eastern 5 6 Headline: Burritt: The Facts About NSC and the USW 7 8 Visual: 9 10 11 12 Description: Click to read a message from President & CEO Dave Burritt sharing some facts about a 13 recent letter from the United Steelworkers about our pending transaction with Nippon Steel 14 Corporation (NSC). 15 16 Body copy: 17 18 Dear Colleagues, 19 20 You may have seen a recent letter from the USW about our pending transaction with Nippon Steel 21 Corporation (NSC), in particular, a letter that NSC sent to the USW regarding NSC’s commitments under 22 our union contracts and to our unionized employees. 23 24 We continue to believe that the transaction will be a great outcome for you and your families, as well as 25 our company, our communities, and our country, and want you to have the most accurate information. 26 27 You can find the NSC letter on our site bestdealforamericansteel.com, and we want to clarify the record. 28 29 Here are the facts: 30 31 1) NSC has recognized the USW as the bargaining representative for the USW-represented 32 employees of U. S. Steel and assumed all USW agreements, including the BLA, effective as of 33 the closing. Furthermore, to support these undertakings, NSC, which has a market capitalization 34 of over $23 billion and an investment-grade credit rating, has assured the USW that it has the 35 financial wherewithal to ensure that U. S. Steel will continue to honor all commitments in all 36 USW agreements as applied to the USW-represented employees at U. S. Steel, including the BLA 37 and pension, health and welfare plans, and agreements.

3.4.24 8:30 AM ET 38 39 2) U. S. Steel will continue to be bound by the BLA. USW-represented members will continue 40 receiving their paychecks, profit sharing, and benefits from U. S. Steel, pursuant to the BLA. As 41 noted, USW members are well positioned to benefit from the support of a much larger 42 organization and enhanced creditworthiness from NSC’s investment-grade credit ratings. 43 44 3) NSC has committed to honoring the BLA between U. S. Steel and the USW and recognized the 45 USW as the bargaining representative for USW-represented employees. The NSC letter 46 confirmed that NSC will assume the obligations under the BLA and all other agreements with the 47 USW. NSC has also committed that no layoffs will occur as a result of this transaction. 48 49 4) NSC plans to invest capital in U. S. Steel. This investment will bring additional resources and 50 expertise to support investment in American-made steel especially to our blast furnace 51 operations and our vital electric steel capabilities. These new capital and technological advances 52 will create new opportunities for U. S. Steel’s workforce and increase the competitiveness of the 53 American steel industry. 54 55 5) NSC has been operating in the United States for almost 40 years. It has locations in six states 56 and a proven record of operating and investing in steel mill facilities in America. In fact, they 57 already employ approximately 620 USW-represented employees in the United States. 58 59 6) NSC’s U.S. operations are subject to the same strict laws and regulations as all other 60 companies operating in the United States. Nothing will change in this regard at U. S. Steel. 61 62 7) There will be no changes to the way U. S. Steel profitability is measured, how profit sharing is 63 calculated or how information will be shared with the USW. 64 65 8) Retirement assets for employees are secure. U. S. Steel’s defined benefit pension plan is 66 currently funded. No additional company contributions are expected for at least the next five 67 years. In addition, the Voluntary Employee Benefit Association (VEBA), which covers retiree 68 healthcare, is currently over funded and no additional contributions are planned or necessary. 69 U. S. Steel will continue to make its contractual and legally required contributions to the 70 Steelworkers Pension Trust (SPT), as it has been doing since 2003. 71 72 9) This transaction will deliver clear benefits to U. S. Steel’s stakeholders. Specifically, the 73 transaction will enable U. S. Steel to: 74 75 • Incorporate cutting-edge NSC technologies to create the best steelmaker with world-76 leading capabilities; 77 • Retain our iconic name, brand and headquarters in Pittsburgh, PA and protect corporate 78 jobs in the area; 79 • Accelerate innovation, decarbonization, and digitization at U. S. Steel, which will lead to 80 new opportunities for U. S. Steel employees; 81 • Unlock more for our customers through expanded capabilities, value, and innovation 82 and a global platform; 83 • Create growth to deliver enhanced profitability and long-term value; and 84 • Remain a productive member of the communities in which we work and live.

3.4.24 8:30 AM ET 85 86 We are pleased that the Committee on Foreign Investment in the United States (CFIUS) will give this 87 transaction "serious scrutiny." We are confident the review will confirm that this transaction 88 strengthens national security, challenges Chinese steel dominance, and creates investments to protect 89 and create jobs with steel that is mined, melted, and made in the USA. 90 91 We will continue to keep you informed and will share important developments. Thank you, as always, 92 for putting safety first and for adhering to our S.T.E.E.L. Principles. Together with Nippon Steel, we will 93 build the world’s best steel company. 94 95 Now let’s get back to work … safely. 96 97 Best, 98 99 Dave

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a revised preliminary version of which was filed with the SEC on February 23, 2024. The information in the revised preliminary Proxy Statement is not complete and may be changed. Any further amendments to the preliminary Proxy Statement and the definitive Proxy Statement will be filed with the SEC and delivered to stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A REVISED PRELIMINARY FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the revised preliminary Proxy Statement, any further amendments to the preliminary Proxy Statement and the definitive Proxy Statement (such further amendments and the definitive Proxy Statement if and when they are available), as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, a revised preliminary version of which was filed with the SEC on February 23, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the revised preliminary version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.